Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment #2) of our report dated January 13, 2011 with respect to the audited consolidated financial statements of El Capitan Precious Metals, Inc. for the years ended September 30, 2010 and 2009 and for the period from July 26, 2002 (inception of exploration stage) through September 30, 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

February 9, 2011